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                                                                     EXHIBIT 5.1


                                    October
                                     21st

                                    1 9 9 6



                                                                   410,792-29
                                                                   NB1-267853.V1

Inference Corporation
100 Rowland Avenue
Novato, California  94945

          Re:  Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

          We are rendering this opinion to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") covering the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 500,000 shares (the "Shares") of Common Stock, par value $0.01, of Inference Corporation, a Delaware corporation (the "Company"), issuable upon the exercise of awards granted or to be granted under the Company's Amended and Restated 1993 Stock Option Plan, as amended (the "Plan"). We are familiar with the proceedings heretofore taken by you in connection with the authorization and issuance of the Shares.

          In connection with this opinion, we have examined such documents and have reviewed such matters of fact and questions of law as we have considered necessary for purposes hereof. On the basis of such examination and review and, subject to proceedings being duly taken and completed by you as now contemplated by us as your counsel prior to the issuance of the Shares, we are of the opinion that the Shares to be issued under the Plan will, when issued and sold in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of California and the Delaware General Corporation Law. We express no opinion regarding the statutes, administrative decisions, rules or regulations of any county, municipality or special political subdivision or other local authority.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                              Respectfully submitted,

                              /s/ O'Melveny & Myers LLP

                              O'MELVENY & MYERS LLP